UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2018 (October 1, 2018)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
VEHICLE DEBT
European Vehicle Securitization

Hertz Global Holdings, Inc. (NYSE: HTZ) announced today that its wholly owned subsidiary, The Hertz Corporation ("Hertz"), successfully completed on September 25, 2018 the establishment of a new €1.0 billion securitization platform (the “New European ABS”) designed to facilitate its financing activities relating to the vehicle fleet used by Hertz in France, the Netherlands, Germany and Spain. The effectiveness of the documents governing the New European ABS, and the initial funding thereunder, were subject to the satisfaction of certain conditions precedent, including the termination of Hertz’s outstanding European Revolving Credit Facility and European Securitization. Such conditions were satisfied on October 1, 2018, at which time International Fleet Financing No.2 B.V (“IFF No. 2”), a special purpose subsidiary of Hertz, issued variable funding rental car asset backed notes that permit borrowings by IFF No. 2 on a revolving basis in an aggregate amount up to €1.0 billion (collectively, the “Notes”) with a term of two years. The following is a brief description of the New European ABS.

The Notes were issued pursuant to an Issuer Facility Agreement dated September 25, 2018 (the “Facility Agreement”), which includes defined terms set forth in the Master Definitions and Constructions Agreement dated September 25, 2018 (the “MDCA”). Proceeds from the issuance of the Notes under the Facility Agreement will be made available, on a revolving basis, to certain of Hertz’s international special purpose fleet subsidiaries (collectively, the “Fleet Companies”) to purchase vehicles for the rental vehicle fleets in France, the Netherlands, Germany and Spain. Vehicle purchases will be funded pursuant to revolving facility agreements between IFF No. 2 and the respective Fleet Companies. The rental vehicle fleets in France, the Netherlands, Germany and Spain will serve as underlying collateral for the Notes.

Certain of Hertz’s international operating subsidiaries (collectively, the “Operating Companies”) will each lease vehicles from the Fleet Companies, for rental to customers in France, the Netherlands, Germany and Spain, pursuant to master lease agreements with the corresponding Fleet Companies (the “Master Lease Agreements”). Vehicle purchases will also be funded with subordinated debt provided by Hertz Holdings Netherlands B.V. (“HHNBV”), a subsidiary of Hertz, to IFF No. 2, pursuant to a subordinated facility agreement dated September 25, 2018 (the “Subordinated Facility Agreement”).

The documents underlying the New European ABS contain representations, warranties and covenants including restrictive covenants on transfers of assets, mergers and the incurrence of debt by IFF No. 2, the Fleet Companies and, where relevant, the Operating Companies, subject to important exceptions and qualifications, which are described in such documents.

The documents underlying the New European ABS also contain certain customary amortization events and defaults. Upon the occurrence of certain events, if not waived by the requisite percentage of noteholders, IFF No. 2 and the Fleet Companies could be precluded from obtaining further advances under the European ABS, the various Master Lease Agreements may be terminated, and the noteholders could seek repossession of the vehicles.

The payment and performance obligations of the Operating Companies under the European ABS documents are guaranteed to the respective Fleet Companies pursuant to a guarantee provided by THC, which is not a guarantee of any monetary obligations to the holders of the Notes.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Jamere Jackson
Name:	Jamere Jackson
Title:	Executive Vice President and Chief Financial Officer
Date:  October 1, 2018